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                                                                    EXHIBIT 4.01

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                                U.S. $500,000,000



                                 KELLOGG COMPANY


                      6 5/8% NOTES DUE JANUARY 29, 2004

                             -----------------------



                             FISCAL AGENCY AGREEMENT


                                     BETWEEN


                                KELLOGG COMPANY,


                                 CITIBANK, N.A.,
                     FISCAL AGENT AND PRINCIPAL PAYING AGENT

                                       AND

                          CITIBANK (LUXEMBOURG) S.A.,

                                       AND

                         CITIBANK, N.A., BRUSSELS BRANCH

                                  PAYING AGENTS


DATED AS OF JANUARY 29, 1997


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         THIS FISCAL AGENCY AGREEMENT (this "Agreement") is made as of January
29, 1997 between KELLOGG COMPANY, a Delaware corporation (the "Company"), CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, acting through its principal corporate trust office in London as fiscal agent and principal paying agent, CITIBANK, N.A., Brussels Branch, a national banking association duly incorporated and existing under the laws of the United States of America, acting through its principal corporate trust office in Brussels as paying agent and CITIBANK (LUXEMBOURG) S.A., a bank duly incorporated and existing under the laws of the Grand Duchy of Luxembourg, as paying agent.

         Section 1.        Delivery of Notes; Appointments.

         (a) Pursuant to an Underwriting Agreement, dated January 24, 1997, between the Company and the Managers named therein, the Company has agreed, subject to the conditions therein set forth, to issue U.S. $500,000,000 6-5/8% Notes due January 29, 2004 (the "Notes") in denominations of U.S. $1,000, U.S. $10,000 and U.S. $100,000. The Notes will initially be represented by a single temporary global note (the "Temporary Global Note"), without interest coupons (the "Coupons"), in substantially the form set forth in Exhibit A. Beneficial interests in the Temporary Global Note will be exchangeable for definitive Notes in bearer form, with Coupons attached, in substantially the form set forth in Exhibit B on or after the Restricted Period Expiration Date (as hereinafter defined) upon and to the extent that the certification requirements set forth in
Section 1(d)(ii) have been complied with. References herein to "Conditions" are to the numbered terms and conditions of the Notes, which are set forth in Exhibit C, and terms which are defined in the Conditions shall have the same meanings where used herein. An index to the location of certain definitions in this Agreement, the Conditions and the Notes is set forth in Section 18(b). The expression the "Notes" shall, where the context so permits, include the Temporary Global Note.

         (b) Citibank, N.A. at its principal corporate trust office in London is hereby appointed by the Company as fiscal agent upon the terms and subject to the conditions set forth below. Citibank, N.A. at its principal corporate trust office in London hereby accepts such appointment. Citibank, N.A. at its principal corporate trust office in London, Citibank (Luxembourg) S.A. at its principal corporate trust office in Luxembourg and Citibank, N.A., Brussels Branch at its principal corporate trust office in Brussels are hereby appointed paying agents upon the terms and subject to the conditions set forth below for the payment of the principal of and interest on the Notes and to perform such other duties relating thereto as are set forth herein or in the Notes. Citibank, N.A. at its principal corporate trust office in London, Citibank (Luxembourg) S.A. at its principal corporate trust office in Luxembourg and Citibank, N.A., Brussels Branch at its principal corporate trust office in Brussels hereby accept such appointments.

         Citibank, N.A. at its principal office in London and its successors as appointed in accordance with Section 11 hereof are hereinafter called the "Fiscal Agent." Citibank, N.A. at its principal office in London, Citibank (Luxembourg) S.A., and Citibank, N.A., Brussels Branch at its principal corporate trust office in Brussels and all other paying agents, if any, appointed by the Company from time to time are hereinafter called the "Paying Agents."

         (c) (i) The Temporary Global Note shall be delivered by the Company to the Fiscal Agent at least one Business Day prior to the Closing Date (as hereinafter defined), and the Fiscal Agent shall deliver the Temporary Global Note, duly authenticated by an authorized signatory of the Fiscal Agent, on January 29, 1997, or on such other date as the Managers and the Company may agree (the "Closing Date"), upon instruction from the Company to the Common Depositary. The Company will deliver, or cause to be delivered, to the Fiscal Agent at least 10 days prior to the Restricted Period Expiration Date (as hereinafter defined), the definitive Notes in an aggregate principal amount of U.S. $500,000,000, with Coupons attached, for delivery, authentication and endorsement by the Fiscal Agent as provided in Section 1(d).

                (ii) The Fiscal Agent may, at its discretion, appoint any person to act as the agent of the Fiscal Agent in authenticating, delivering and endorsing the Notes or taking any other action that is required by this Agreement to be taken with respect thereto. Such person may authenticate, deliver and endorse the Notes whenever the Fiscal Agent may do so, unless limited by the terms of such appointment. Each reference in




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         this Agreement and the Notes to authentication, delivery or endorsement by the Fiscal Agent shall include authentication, delivery or endorsement by any such agent so appointed.

         (d) (i) The Fiscal Agent shall (subject to subsection (ii) below) on or after the Restricted Period Expiration Date (as hereinafter defined) authenticate and deliver to the Common Depositary for the account of owners of beneficial interests in the Temporary Global Note which have provided the certification described in subsection
         (ii) below, in exchange for the portion of the Temporary Global Note beneficially owned by such owners, the definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Temporary Global Note beneficially owned by such owners. The "Restricted Period Expiration Date" shall mean the date which is 40 days after the Closing Date.

                (ii) Notwithstanding anything to the contrary in subsection
         (i) above, the Fiscal Agent will only authenticate and deliver the definitive Notes with respect to portions of the Temporary Global Note as to which Euroclear or Cedel Bank has delivered to the Fiscal Agent a certificate or certificates substantially in the form set forth in Exhibit D, dated not earlier than the Restricted Period Expiration Date. Solely for the purposes of United States Treas. Reg. ss.1.163-5(c)(2)(i)(D), the Company hereby appoints the Fiscal Agent as its agent to receive any certificates substantially in the form of Exhibit D that are required to be delivered pursuant to this subsection
         (ii) and to retain any such certificates for a period of four calendar years following the year in which any such certificates are received, and the Fiscal Agent hereby accepts such appointment. The delivery to the Fiscal Agent by Euroclear or Cedel Bank of such a certificate may be relied upon by the Company and the Fiscal Agent as conclusive evidence that a related certificate or certificates substantially in the form set forth in Exhibit E and dated not earlier than 15 days prior to the date of the related certificate of Euroclear or Cedel Bank has or have been delivered (as provided in United States Treas. Reg. ss.1.163-5(c)(2)(i)(D)(3)) to Euroclear or Cedel Bank by one or more beneficial owners of the Temporary Global Note.

                (iii) Upon delivery by Euroclear or Cedel Bank to the Fiscal Agent of certificates substantially in the form of Exhibit D as contemplated in subsection (ii) above, the part of the Temporary Global Note referred to in such certificates shall be exchanged for definitive Notes and shall be endorsed on Schedule II to the Temporary Global Note to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Note or Notes. Until the entire principal amount of the Temporary Global Note has been so exchanged in full, holders of beneficial interests in the Temporary Global Note shall in all respects be entitled to the same benefits as holders of the definitive Notes authenticated and delivered hereunder, except that neither the holder nor the beneficial owners of the Temporary Global Note shall be entitled to receive payments of principal of, or interest or any additional amounts ("Additional Amounts") payable pursuant to Section 8 of the Conditions (if any) on, the Temporary Global Note except as provided in Section 1(e) and Exhibit A.

         (e) (i) In the event that any Payment Date shall occur at a time when any portion of the principal amount of the Temporary Global Note has not been exchanged for definitive Notes, payments of principal of, and interest and Additional Amounts (if any), on that portion of the principal amount of the Temporary Global Note which has not been exchanged for definitive Notes shall be paid by the Company to the Fiscal Agent on or before such Payment Date and shall be held by the Fiscal Agent for payment to Euroclear or Cedel Bank upon such exchange (whereupon Euroclear and Cedel Bank have undertaken to credit such amount to the account of the owner(s) of the related portion(s)).

                (ii) Interest payable after the delivery of a definitive Note may be collected only upon presentation of the Coupons attached thereto as they mature.

         (f) Any exchange pursuant to Section 1(d) shall be made free of charge to the holder and the beneficial owners of the Temporary Global Note and to the holders of the definitive Notes issued in exchange for beneficial interests in the Temporary Global Note as provided above.



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         (g) Upon return of the entire principal amount of the Temporary Global
Note to the Fiscal Agent in exchange for the definitive Notes, the Fiscal Agent shall cancel the Temporary Global Note by perforation and shall forthwith destroy such Temporary Global Note on behalf of the Company.

         (h) All Notes delivered to the Fiscal Agent, including the Temporary Global Note, shall be signed on behalf of the Company by a duly authorized officer of the Company, and any such signature may be manual or facsimile. The signature of any person who shall hold any office at the date of signature may be used notwithstanding that when any Note shall be delivered any such person shall have ceased to hold such office. The Company covenants that each such Note, when issued, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         (i) The Company may, without the consent of the holders of the Notes and coupons, issue from time to time additional Notes under this Agreement which will be treated as a single series with the Notes offered hereby.

         Section 2.        Payments.

         (a) The Company shall, by 10:00 a.m. New York time at least two Business Days prior to each date on which any payment (whether of principal, interest or otherwise) in respect of the Notes or the Coupons becomes due (a "Payment Date"), cause the bank through which such payment is to be made to confirm, by tested telex or authenticated Swift message MT100, to the Fiscal Agent, that irrevocable payment instructions to effect the relevant payment have been given by 10:00 a.m. New York time, and shall, by 10:00 a.m. New York time on each Payment Date, transfer to the Fiscal Agent such amount as may be required for the purposes of such payment.

         (b) Subject to payment being duly made by the Company as provided above, the Paying Agents shall pay or cause to be paid on behalf of the Company on and after each Payment Date the amounts due in respect of the Notes or the Coupons, as the case may be, in accordance with the Conditions and the terms of this Agreement. So long as the Company has made payments as provided in Section 2(a) on or before each Payment Date, the Company shall not be liable for any delay in payments by the Fiscal Agent or any Paying Agent hereunder. Unless and until the full amount of any payment has been made to the Fiscal Agent, none of the Paying Agents shall be bound to make payments in respect of the Notes or the Coupons as aforesaid.

         (c) (i) The Fiscal Agent shall forthwith notify by telex or cable each of the other Paying Agents and the Company in the event that it has not received the confirmation referred to in Section 2(a) or on any Payment Date received the full amount so payable on such date.

                  (ii) In the absence of such notification from the Fiscal Agent in accordance with Section 2(c)(i) to the effect that the Fiscal Agent
         (a) has not received the confirmation referred to in Section 2(a) or
         (b) has not received payment, such Paying Agent shall assume that the Fiscal Agent has received the confirmation referred to in Section 2(a) and the full amount due on such Payment Date in respect of the Notes or the Coupons, as the case may be, and shall be entitled:

                           (A) to pay maturing Notes and Coupons in accordance with the Conditions and this Agreement; and

                           (B) to claim from the Fiscal Agent any amounts so
                  paid by it.

         (d) The Fiscal Agent shall on demand promptly reimburse the other Paying Agents for payments in respect of the Notes and the Coupons if properly made by them in accordance with the Conditions and this Agreement.

         (e) If the Fiscal Agent has not received by any Payment Date the full amount payable on such date but receives such full amount later it shall:



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                  (i) forthwith so notify the other Paying Agents and the
         Company; and

                  (ii) as soon as practicable give notice to the holders of the Notes in accordance with the Conditions that it has received such full amount.

         (f) All sums payable to the Fiscal Agent hereunder shall be paid in United States dollars, subject to applicable laws and regulations, in immediately available funds to such account as the Fiscal Agent may from time to time notify to the Company.

         (g) Notwithstanding any other provision hereof, no payment with respect to the principal of, or interest or Additional Amounts (if any) on, any Notes may be made at any office of the Fiscal Agent or any Paying Agent in the United States of America (including the States and the District of Columbia) or its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) (the "United States"), nor will any payment be made by transfer to an account in, or by mail to an address in, the United States. Except as provided in Section 1(e), payments of principal and interest will be made against surrender of the Notes or Coupons, as the case may be, at the specified offices of any of the Paying Agents outside the United States, subject in each case to any applicable laws and regulations. Such payments will be made by United States dollar check, or at the option of the holder, by transfer to a United States dollar account maintained by such holder payee with a bank outside the United States.

         (h) Subject to Sections 3 and 10 hereof, the Fiscal Agent shall be entitled to deal with monies paid to it hereunder in the same manner as other monies paid to it as a banker by its customers except that (i) it shall not be entitled to exercise any lien, right of set-off or similar claim in respect thereof and (ii) it shall not be liable to any person for interest on any sums held by it under this Agreement.

         (i) If on presentation of a Note or Coupon the amount payable in respect thereof is not paid in full (otherwise than as a result of deduction of tax as permitted by the Conditions), the Paying Agent to which the Note or Coupon is presented shall ensure that such Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

         (j) If the Company or any Paying Agent is compelled by United States law to make any withholding or deduction from any payment due in respect of any Note, it will make available to the Fiscal Agent for inspection, upon its written request, all records, accounts, certificates and other documents relating to such payment in order that the Fiscal Agent may confirm to the holder of such Note that such payment has been duly made.

         Section 3.        Repayment.

         All monies paid by the Company to a Paying Agent for payment of the principal of, or interest or Additional Amounts (if any) on, any Note and remaining unclaimed for two years after such payment has been made shall be repaid to the Company, and to the extent permitted by law, the holder of such Note thereafter may look only to the Company for payment as a general unsecured creditor thereof. Subject to applicable laws and regulations, any payment that will be made by the Company under this paragraph with respect to Notes will be made outside the United States.

         Section 4.        Redemption.

         If the Company intends to redeem all of the Notes pursuant to Section 6(b) of the Conditions, it shall give the Fiscal Agent not less than 30 nor more than 60 days' prior notice of such redemption, stating the date on which such Notes are to be redeemed.

         Section 5.        Cancellation, Destruction and Records.




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         (a) All Notes which are redeemed (together with such unmatured Coupons as are attached thereto or are surrendered therewith at the time of such redemption) and all Coupons which are paid or have become void shall be cancelled forthwith by perforation by the Paying Agent by or through which they are redeemed, paid or received. Such Paying Agent shall give all relevant details to the Fiscal Agent and forthwith cancel the Notes and Coupons (if such Paying Agent is other than the Fiscal Agent).

         (b) The Fiscal Agent shall forthwith destroy all cancelled Notes and Coupons on behalf of the Company upon receipt thereof (whether directly or from any other Paying Agent).

         (c) The Fiscal Agent shall as soon as practicable and in any event within three months after the date of any such redemption or payment furnish to the Company a certificate stating (i) the aggregate principal amount of Notes which have been redeemed and cancelled and the aggregate amount paid in respect of Coupons which have been paid and cancelled, (ii) the serial numbers of such Notes, (iii) the total numbers by maturity date of such Coupons and (iv) that all such cancelled Notes and Coupons have been destroyed.

         (d) The Fiscal Agent shall keep a full and complete record of all Notes and Coupons and of their validation, redemption, purchase, cancellation or payment (as the case may be) and of all replacement Notes and Coupons issued in substitution for lost, stolen, mutilated, defaced or apparently destroyed Notes or Coupons and shall make such record available at all reasonable times to the Company.

         Section 6.        Issue of Replacement Notes and Coupons.

         (a) The Company shall cause a sufficient quantity of additional forms of Notes and Coupons to be made available, upon request, to the Fiscal Agent for the purpose of issuing replacement Notes and Coupons in accordance with the terms of this Agreement.

         (b) The Fiscal Agent (in such capacity, the "Replacement Agent") shall, subject to and in accordance with the Conditions and the following provisions of this Section 6, issue any replacement Notes or Coupons in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or apparently destroyed.

         (c) In the case of a mutilated or defaced Note, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity and other document as the Company may require) any replacement Note will only have attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

         (d) The Replacement Agent shall not issue any replacement Note or Coupon unless and until the applicant therefor shall have:

                  (i) paid such costs as may be incurred in connection therewith;

                  (ii) (in the case of a lost, stolen, defaced, mutilated or destroyed Note or Coupon) furnished the Replacement Agent with such evidence (including evidence as to the serial number of the Note or Coupon in question) and indemnity in respect thereof as the Company and the Replacement Agent may require; and

                  (iii) surrendered to the Replacement Agent any mutilated or defaced Note or Coupon to be replaced.

         (e) The Fiscal Agent shall cancel and destroy any mutilated or defaced Notes or Coupons replaced pursuant to this Section 6 and shall furnish the Company with a certificate stating the serial numbers of Notes and Coupons so cancelled and destroyed.




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         (f) The Replacement Agent shall, on issuing any replacement Note or
Coupon, forthwith inform the other Paying Agents and the Company of the serial number of such replacement Note or Coupon issued, the date of issue and the serial number of the Note or Coupon in place of which such replacement Note or Coupon has been issued.

         (g) Whenever any Note or Coupon alleged to have been lost, stolen or destroyed in replacement for which a new Note or Coupon has been issued shall be presented to any of the Paying Agents for payment, the Paying Agent to which such Note or Coupon is presented shall immediately send notice thereof to the Fiscal Agent (if other than such Paying Agent), which shall so inform the Company and after consultation between them take appropriate action.

         (h) Notwithstanding anything to the contrary stated herein, no replacement Note or Coupon shall be delivered within the United States.

         Section 7.        Notices to Holders of the Notes.

         The Fiscal Agent shall publish such notices as are required to be given by the Fiscal Agent in Section 11(e) (relating to changes in Paying Agents), and
Section 6 of the Conditions (relating to redemptions of Notes).

         At the request and expense of the Company the Fiscal Agent shall arrange for the publication of all other notices to holders of the Notes in accordance with the Conditions.

         Section 8.        Documents and Forms.

         The Company shall provide to the Fiscal Agent for distribution among the Paying Agents:

                  (i)   specimen Notes;

                  (ii) sufficient copies of all documents required by the Conditions to be available for issue or inspection; and

                  (iii) in the event of a meeting of holders of the Notes being called, such forms and other documents as the Fiscal Agent may reasonably require for the purpose of such meeting.

         Section 9.        Indemnity.

         (a) The Company shall indemnify the Fiscal Agent and each of the Paying Agents against any loss, liability, cost, claim, action, demand or expense which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and performance of its duties hereunder (including, without limiting the generality of the foregoing, any action based upon a claim that the Fiscal Agent, any of the Paying Agents or the Company has contravened the securities laws of any jurisdiction), except such as may result from the breach by it of the terms of this Agreement or the Notes or from its own gross negligence or willful misconduct or that of its officers, employees or agents.

         (b) The Fiscal Agent and each of the Paying Agents shall severally and not jointly indemnify the Company against any loss, liability, cost, claim, action, demand or expense which the Company may incur or which may be made against it as a result of the breach by the Fiscal Agent or such Paying Agent of the terms of this Agreement or the Notes or its gross negligence or willful misconduct or that of its officers, employees or agents.

         (c) The indemnification obligations set forth herein shall survive the termination or expiration of this Agreement.




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         Section 10.       General.

         (a) In acting under this Agreement, the Fiscal Agent and the Paying Agents are acting solely as agents of the Company and do not assume any obligation to or relationship of agency or trust for or with any of the holders for the time being of the Notes or Coupons except that all funds held by the Paying Agents for payment to the holders of the Notes shall be held in a segregated account, to be applied as set forth herein. The Fiscal Agent and the Paying Agents shall only be obligated to perform the duties set forth in this Agreement and shall not be obligated to perform any implied duties.

         (b) The Fiscal Agent may consult on any legal matter any legal adviser selected by it, which may be an employee of or legal adviser to the Company, and the Fiscal Agent and each of the Paying Agents shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser. The reasonable expenses incurred by the Fiscal Agent for the fees of such legal advisers shall be for the account of the Company and shall be subject to reimbursement pursuant to the letter referred to in Section 12.

         (c) Without limiting the protections of Section 10(g) hereof, the Fiscal Agent and each of the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note or Coupon, notice, direction, consent, certificate, affidavit, statement, cablegram or other paper or document reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

         (d) The Fiscal Agent and each of the Paying Agents, their affiliates and their respective officers, directors and employees may become the owner of, or acquire any interest in, any Note or Coupon, with the same rights that they would have if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent hereunder, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of, or lenders to, the Company as freely as if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent hereunder.

         (e) The Fiscal Agent and each of the Paying Agents will forthwith deliver to the Company a copy of any notice or other document delivered to it by any Noteholder or Couponholder in its capacity as the Fiscal Agent or a Paying Agent hereunder.

         (f) Except as required by Section 10(e), neither the Fiscal Agent nor any of the Paying Agents shall have any duty or responsibility in case of any default by the Company in the performance of its obligations under the Conditions (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company).

         (g) The Fiscal Agent, the Paying Agents and the Company shall (except as ordered by a court of competent jurisdiction or as required by law) notwithstanding any notice to the contrary be entitled to treat the bearer of any Note or Coupon as the absolute owner thereof and shall not be liable for so doing.

         Section 11.      Changes in Fiscal Agent and Paying Agents.

         (a)      The Company may at any time:

                  (i)     appoint additional Paying Agents; and

                  (ii)    subject to Section 11(c), terminate the appointment of

                          (A)      the Fiscal Agent or



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                           (B) with the prior written consent of the Fiscal
         Agent, any Paying Agent,

in each case by giving the party concerned and, in the case of any Paying Agent, the Fiscal Agent, no less than 60 days' written notice to that effect, which notice shall not expire less than 30 days before or after any Payment Date.

         (b) Subject to Section 11(c), the Fiscal Agent or any Paying Agent may resign its appointment hereunder at any time by giving to the Company, and in the case of any Paying Agent to the Fiscal Agent, not less than 60 days' prior written notice to that effect, which notice shall expire not less than 30 days before or after any Payment Date.

         (c)    Notwithstanding Sections 11(a) and 11(b):

                (i) no resignation by or termination of the appointment of the Fiscal Agent shall take effect until another bank or financial institution has been appointed on the terms of this Agreement to act as Fiscal Agent in its place; and

                (ii) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be (so long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires) a Paying Agent in Luxembourg;

provided that, in the event the appointment of the Fiscal Agent or the Paying Agent in Luxembourg has been terminated by the Company pursuant to Section 11(a) or the Fiscal Agent or the Paying Agent in Luxembourg has resigned its appointment pursuant to Section 11(b), and the Company has failed to appoint a new Fiscal Agent or Paying Agent, as applicable, prior to the date which is 10 days before the scheduled date of termination or resignation, the Fiscal Agent may select another bank or financial institution to act as Fiscal Agent in its place or appoint a Paying Agent in Luxembourg, as applicable.

         (d) Any Paying Agent may change the address of its office within a particular city, in which event it shall give to the Company and the Fiscal Agent not less than 30 days' prior written notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

         (e) The Fiscal Agent shall give to the holders of the Notes in accordance with the Conditions not less than 30 days' notice of any such proposed appointment, termination, resignation or change of which it is aware.

         (f) Any successor Fiscal Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent or Paying Agent, without any further act, deed or conveyance shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent or Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent or Paying Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Fiscal Agent or Paying Agent hereunder.

         (g) Any retiring Fiscal Agent or Paying Agent shall, following its resignation or removal, continue to enjoy the indemnities set forth herein with respect to the performance or non-performance of its obligations hereunder while serving as Fiscal Agent or Paying Agent, as the case may be.

         Section 12.       Commissions, Fees and Expenses.

         The Fiscal Agent will receive as compensation for its services under this Agreement the fees and expenses referred to in a letter dated the date hereof from the Fiscal Agent to the Company and the Company shall be



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responsible for all taxes, stamp duty and reasonable out-of-pocket expenses
(including legal, advertising, telex and postage expenses) incurred by the Fiscal Agent in performing its duties hereunder. The compensation of the Paying Agents shall be as agreed between the Fiscal Agent and the Paying Agents.

         Section 13.       Notices and Communications.

         (a) All communications hereunder shall be in writing and shall be delivered at or sent by facsimile or telexed to the applicable party at its address set forth on the signature pages of this Agreement or at such other address as such party shall have notified to the other parties in a communication complying with this Section 13(a). Any communication so sent by facsimile or telex shall be deemed to have been delivered at the time of dispatch with confirmation of receipt or confirmed answerback.

         (b) All communications relating to this Agreement between the Company and any of the Paying Agents or between the Paying Agents themselves shall be made through the Fiscal Agent.

         (c) All notices received by the Fiscal Agent on behalf of the Company under this Agreement and the Notes shall be delivered to the Company by the Fiscal Agent on the dates on which the Fiscal Agent receives such notices.

         Section 14.       Meetings of Holders, Modification and Waiver.

         (a) Modifications and amendments to this Agreement or to the Conditions, insofar as such modifications or amendments affect the rights, powers, duties or obligations of the holders of the Notes, may be made, and future compliance with or past default by the Company under any of the provisions hereof or thereof may be waived by the holders of the Notes, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, or of such lesser percentage as may act at a meeting of the holders of the Notes held in accordance with the provisions set forth herein, to be held at such time and at such place as the Company shall determine; provided that no such modification, amendment or waiver may, without the consent of the holder of each Note affected thereby, (i) waive a default in the payment of the principal of or interest on any such Note, or change the stated maturity of the principal of or any instalment of interest on any such Note; (ii) reduce the principal amount of or the rate of interest on any such Note or change the obligation of the Company to pay Additional Amounts with respect to such Note; (iii) change the currency of payment of principal of or interest on any such Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (v) reduce the percentage of aggregate principal amount of Notes outstanding necessary to modify or amend this Agreement or the Conditions or reduce the percentage of votes required for the adoption of any action at a meeting of holders of Notes; or (vi) modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified herein. Notice of any meeting of holders of Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 11 of the Conditions at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of holders of Notes, a person shall be (x) a holder of one or more Notes (including the beneficial owners of interests in the Temporary Global Note) or (y) a person appointed by an instrument in writing as proxy by the holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of holders of Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

         (b) The persons entitled to vote a majority in principal amount of Notes at the time outstanding shall constitute a quorum at a meeting of the holders of Notes convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any such meeting further adjourned for the lack of a quorum, the persons entitled to vote 25% in principal amount of Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum.

         (c) At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed and/or decided by the persons entitled to vote the lesser of (i) a majority in principal amount of the Notes then outstanding and (ii) 75% in principal amount of the Notes represented and voting at the meeting. Any holder of Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such holder of Notes shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with this Section shall be binding on all the holders of Notes whether or not present or represented at the meeting.

         (d) The holding of Notes shall be proved by the production of such Notes or by a certificate, satisfactory to the Company, executed by any bank, banker, trust company or recognized securities dealer, wherever situated, satisfactory to the Company. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified serial number was deposited with or exhibited to such bank, banker, trust company, or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect to the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person or
(iii) the Notes specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company.

         (e) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting. At any such meeting each holder of Notes or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of Notes or proxy. Any meeting of holders of Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting be held as so adjourned without further notice.

         (f) The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other duplicate to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         (g) Notwithstanding anything to the contrary contained in Section 14(a) above, this Agreement and the Notes (including the Conditions) may be amended by the Company and the Fiscal Agent without the consent of any Noteholders or Couponholders, for the purpose of (i) adding to the covenants of the Company for the benefit of the holders of Notes or Coupons, (ii) surrendering any right or power conferred upon the Company, (iii) permitting payment of principal and interest on Notes or Coupons in the United States to the extent then permitted under applicable regulations of the United States Treasury Department and provided no adverse tax consequences would result to the Noteholders or Couponholders, as the case may be, (iv) evidencing the succession of a corporation or other person to the Company and the assumption by such successor of the covenants and obligations of the Company in this Agreement and the Notes (including the Conditions) or (v) correcting or supplementing any provision contained herein or therein.

         Section 15.       Permitted Consolidations of the Company.

         (a) If at any time there shall be a merger, consolidation or sale of assets to which any of the covenants contained in Section 4 of the Conditions are applicable, then in any such event the successor or assuming corporation referred to therein will promptly deliver to the Fiscal Agent:

                  (i) A certificate signed by an executive officer of such successor or assuming corporation stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in Section 4 of the Conditions have been complied with; and

                  (ii) A written opinion of legal counsel (who may be an employee of or counsel to the successor or assuming corporation) stating that in such counsel's opinion such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

         In case of any such merger, consolidation, sale or conveyance, such successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Conditions as the Company; the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Any such successor or assuming corporation thereupon may cause to be signed and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been executed on behalf of the Company and delivered to the Fiscal Agent; and upon the order of such successor or assuming corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Fiscal Agent shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Fiscal Agent for authentication, and any Notes which such successor or assuming corporation thereafter shall cause to be signed and delivered to the Fiscal Agent for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the date of the execution hereof.

         In case of any merger, consolidation, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be deemed appropriate by the successor or assuming corporation.

         (b) The Fiscal Agent, subject to the provisions of Sections 10(b) and 10(c), may rely on the documents delivered pursuant to this Agreement by any successor or assuming corporation pursuant to this Section 15 as conclusive evidence that any such merger, consolidation, sale or conveyance complies with the provisions of this Section and the Notes.

         Section 16.       Governing Law and Jurisdiction

         (a) This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

         (b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or related to this Agreement or any Notes. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law.

         (c) As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in The City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement or any Notes. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 1633 Broadway, New York, New York 10019 (or at such other address or, at the office of such other authorized agent as the Company may designate by written notice to the Fiscal Agent), with a copy to the Company at the address for notices set forth in Section 13 hereof; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

         Section 17.       Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

         Section 18.       Interpretation; Index to Certain Definitions.

         (a) Unless the context requires otherwise, each reference in this Agreement to a Section, Exhibit or Schedule shall be deemed to be a reference to such Section, Exhibit or Schedule of or to this Agreement, and the word "herein" and words of like import shall refer to this Agreement as a whole.

         (b) Definitions of the following terms for purposes of this Agreement and the Notes are found where indicated for each below:

         Additional Amounts - Section 1(d) and Condition 6
         Agreement - preamble
         Business Day - Condition 5
         Cedel Bank - Exhibit A and Condition 1
         Closing Date - Section 1(c)
         Common Depositary - Exhibit A
         Company - preamble, Exhibits A and B
         Conditions - Section 1(a) and Exhibit A
         Couponholder - preamble to the Conditions
         Coupons - Section 1(a) and Condition 1

         Euroclear - Exhibit A and Condition 1
         Event of Default - Condition 9
         Fiscal Agency Agreement - Exhibits A and B
         Fiscal Agent - Section 1(b) and preamble to the Conditions Interest Payment Date - Condition 5
         Issue Date - Condition 5
         Noteholder - preamble to the Conditions
         Notes - Section 1(a) and Exhibits A and B
         Paying Agents - Section 1(b)
         Payment Date - Section 2(a)
         Rate of Interest - Condition 5
         Replacement Agent - Section 6
         Restricted Period Expiration Date - Section 1(d) and Exhibit A Temporary Global Note - Section 1(a) and Condition 1
         United States - Section 2(g), Exhibit E and Condition 6

         IN WITNESS WHEREOF this Fiscal Agency Agreement has been entered into on the day and year first above written.

Address:                                               KELLOGG COMPANY
One Kellogg Square
Battle Creek, Michigan 49016-3599                      By:____________________________________________________
Attention:  General Counsel                                Senior Vice President - Administration
Telephone:  616-961-2000                                   and Chief Financial Officer
Fax:  616-961-3276
Telex:  224454


Address:                                               CITIBANK, N.A.,
                                                           as Fiscal Agent and Principal Paying Agent
336 Strand
London WC2R 1HB, England
Attention:  Bond Agency                                By:____________________________________________________
Telephone:  011-44-171-500-1013                            Authorized Signatory
Fax:  011-44-171-500-0890
Telex:  896581 GCN LON J S


Address:                                               CITIBANK, N.A., BRUSSELS BRANCH,
                                                           as Paying Agent
Boulevard General Jacques, 263g
B-1050 Brussels
Attention:  ___________________                        By:____________________________________________________
Telephone:  00-322-626-5111                                Authorized Signatory
Facsimile:  00-322-626-5572
Telex:  __________________


Address:                                               CITIBANK (LUXEMBOURG) S.A.,
                                 as Paying Agent
P.O. Box 1373
58 Boulevard Grande-Duchesse Charlotte
L-1330 Luxembourg
Attention:  ___________________                        By:____________________________________________________
Telephone:  00-352-44-22-4060                              Authorized Signatory
Facsimile:  00-352-44-22-4070
Telex:  2588 CITIC LU


                                                                      EXHIBIT A


                         [FORM OF TEMPORARY GLOBAL NOTE]


                                 KELLOGG COMPANY
             U.S. $500,000,000 6 5/8% NOTES DUE JANUARY 29, 2004

      This Note is a Temporary Global Note without interest coupons ("Coupons") in respect of a duly authorized issue by Kellogg Company (the "Company," which term shall include any successor corporation) of notes, designated as specified in the title hereof (the "Notes"), in the aggregate principal amount of FIVE HUNDRED MILLION UNITED STATES DOLLARS. The Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of January 29, 1997 (the "Fiscal Agency Agreement"), between the Company and Citibank, N.A., as Fiscal Agent, and the Paying Agents named therein. This Temporary Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the "Conditions") attached hereto.

      The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 29, 2004, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S. $500,000,000), or such lesser amount as shall be the outstanding principal amount hereof after deduction of the aggregate principal amount of definitive Notes issued in exchange for a portion or portions hereof, and will pay interest on the said principal sum in accordance with Section 5 of the Conditions from January 29, 1997 in arrear on each Interest Payment Date, together with such additional amounts (if any) as may be payable under Section 8 of the Conditions, subject to and in accordance with the Conditions.

      This Temporary Global Note will be deposited with Citibank, N.A., as common depositary (the "Common Depositary") on behalf of Morgan Guaranty Trust Company of New York (Brussels Office), as operator of the Euroclear System ("Euroclear"), and Cedel Bank, S.A. ("Cedel Bank") for credit to the respective accounts of Euroclear and Cedel Bank (or to such other accounts as Euroclear or Cedel Bank may have directed). The principal amount of this Temporary Global Note shall be reduced on exchange for definitive Notes by endorsement by the Fiscal Agent as specified below.

      On and after the Restricted Period Expiration Date (as defined below) Cedel Bank or Euroclear may present to the Fiscal Agent one or more certificates signed by Cedel Bank or Euroclear, as the case may be, dated not earlier than the Restricted Period Expiration Date, substantially in the form of Exhibit D to the Fiscal Agency Agreement with respect to all or a portion of the principal amount of this Temporary Global Note, whereupon the Fiscal Agent will endorse on
Schedule II hereto as a subtraction the amount of the portion of this Temporary Global Note in respect of which such certificates have been received in exchange, outside the United States, for definitive Notes.

      Each of Cedel Bank and Euroclear has agreed with the Company that upon the request of an account holder of a portion of this Temporary Global Note for the exchange of some or all of such portion of this Temporary Global Note for a corresponding aggregate amount of definitive Notes, accompanied by a certificate or certificates substantially in the form of Exhibit E to the Fiscal Agency Agreement and dated not earlier than 15 days prior to the date of the certificate of Euroclear or Cedel Bank to which such certificate relates, it will deliver to the Fiscal Agent the certificate substantially in the form of Exhibit D to the Fiscal Agency Agreement in respect of such portion of this Temporary Global Note (but only to the extent that the certificate of such account holder has not been modified by subsequent communications).

Each of Cedel Bank and Euroclear has further agreed with the Company that upon request of an account holder of a portion of this Temporary Global Note for the exchange of some or all of such portion, it will request from the Fiscal



                                Exhibit A, Page 1

Agent (as provided above) and cause to be delivered, in full or partial exchange for this Temporary Global Note, definitive Notes in the aggregate principal amount requested to be exchanged.

      Upon any exchange of a part of this Temporary Global Note for definitive Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on Schedule II hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

      For the purposes hereof, "Restricted Period Expiration Date" shall mean the date which is 40 days after the Closing Date.

      Until the entire principal amount of this Temporary Global Note has been exchanged for definitive Notes, holders of beneficial interests in this Temporary Global Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions as, a holder of definitive Notes for which such interests could be exchanged, except that the holder hereof shall not be entitled to receive payments of principal of, or interest or Additional Amounts (if any) on, this Temporary Global Note, except as provided in the Fiscal Agency Agreement and in this Temporary Global Note.

      All terms used in this Temporary Global Note which are defined in the Fiscal Agency Agreement, the Conditions or the definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein.

      Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this Temporary Global Note shall not be valid or obligatory for any purpose.

      This Temporary Global Note is governed by and shall be construed in accordance with the laws of the State of New York, United States of America.



                                Exhibit A, Page 2

      IN WITNESS WHEREOF the Company has caused this Temporary Global Note to be signed on its behalf by its duly authorized officer.


Dated:  January 29, 1997                                KELLOGG COMPANY
[SEAL]

ATTEST:                                                 By:____________________________________________________
                                                             Name:  John R. Hinton
                                                             Title:   Senior Vice President - Administration
                                                                      and Chief Financial Officer
By:______________________________________
      Name:
      Title:

CERTIFICATE OF AUTHENTICATION


This is the Temporary Global Note described in the within-mentioned Fiscal Agency Agreement

CITIBANK, N.A.,
  as Fiscal Agent


By:_____________________________________
      Authorized Officer




                                Exhibit A, Page 3

                                   SCHEDULE I



                                   THE COMPANY

                                 KELLOGG COMPANY
                               One Kellogg Square
                        Battle Creek, Michigan 49016-3599
                                     U.S.A.


                     FISCAL AGENT AND PRINCIPAL PAYING AGENT

                                 CITIBANK, N.A.
                                   336 Strand
                                 London WC2R 1HB


                                  PAYING AGENTS

                           CITIBANK (LUXEMBOURG) S.A.
                                  P.O. Box 1373
                     58 Boulevard Grande-Duchesse Charlotte
                                L-1330 Luxembourg


                                 CITIBANK, N.A.
                                 BRUSSELS BRANCH
                         Boulevard General Jacques, 23g
                                 B-1050 Brussels




                                Exhibit A, Page 4

                                   SCHEDULE II
                         EXCHANGES FOR DEFINITIVE NOTES

      The following exchanges of a part of this Temporary Global Note for Definitive Notes have been made:


                                                             Remaining principal
                               Principal amount                    amount                     Notation made
                                exchanged for                     following                    on behalf of
     Date Made                 Definitive Notes                 such exchange                the Fiscal Agent
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------
       ------                   --------------                  -------------                 -------------





                                Exhibit A, Page 5

                                                                      EXHIBIT B

                            [FORM OF DEFINITIVE NOTE]

      THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

No.                  ISIN No. XS0072952434
                                      [U.S. $1,000][U.S. $10,000][U.S. $100,000]

                                 KELLOGG COMPANY
             U.S. $500,000,000 6 5/8% NOTES DUE JANUARY 29, 2004

      Kellogg Company, a Delaware corporation (the "Company," which term shall include any successor corporation), for value received hereby promises to pay to the bearer upon surrender hereof the principal sum of [ONE THOUSAND] [TEN THOUSAND] [ONE HUNDRED THOUSAND] UNITED STATES DOLLARS [U.S. $1,000] [U.S. $10,000] [U.S. $100,000] on January 29, 2004 and to pay interest thereon, from the date hereof, in arrears on January 29 in each year ("Interest Payment Date"), commencing January 29, 1998 at the rate of 6 5/8% per annum until the principal hereof is paid or made available for payment but only upon presentment and surrender of interest coupons attached hereto as they severally mature.

      This Note is issued with the benefit of a Fiscal Agency Agreement, dated as of January 29, 1997 (the "Fiscal Agency Agreement"), between the Company and Citibank, N.A., as Fiscal Agent, and the Paying Agents named therein. This Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the "Conditions") attached hereto. All terms used in this Note which are defined in the Fiscal Agency Agreement or the Conditions shall, unless otherwise defined herein, have the meanings assigned to them therein.

      Neither this Note nor any Coupon attached hereto shall become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent or an agent thereof acting under the Fiscal Agency Agreement.

      This Note is governed by and shall be construed in accordance with the laws of the State of New York, United States of America.




                                Exhibit B, Page 1

      IN WITNESS WHEREOF, the Company has caused this Note and the Coupons appertaining hereto to be signed in facsimile on its behalf.

Dated:                                          KELLOGG COMPANY

[SEAL]

ATTEST:                                         By:____________________________
                                                   Name:
                                                   Title:

By:_____________________________________
   Name:
   Title:

CERTIFICATE OF AUTHENTICATION

This is one of the definitive Notes
referred to in the within-mentioned Fiscal
Agency Agreement.

CITIBANK, N.A.,
  as Fiscal Agent


By:_____________________________________
      Authorized Officer



                                Exhibit B, Page 2

                                   SCHEDULE I



                                   THE COMPANY


                                 KELLOGG COMPANY
                               One Kellogg Square
                        Battle Creek, Michigan 49016-3599
                                     U.S.A.


                     FISCAL AGENT AND PRINCIPAL PAYING AGENT

                                 CITIBANK, N.A.
                                   336 Strand
                                 London WC2R 1HB


                                  PAYING AGENTS

                           CITIBANK (LUXEMBOURG) S.A.
                                  P.O. Box 1373
                     58 Boulevard Grande-Duchesse Charlotte
                                L-1330 Luxembourg


                                 CITIBANK, N.A.
                                 BRUSSELS BRANCH
                         Boulevard General Jacques, 263g
                                 B-1050 Brussels







                                Exhibit B, Page 3

                            [FORM OF FACE OF COUPON]

      THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO THE LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.


                                    [U.S. $66.25][U.S. $662.50][U.S. $6,625.00]
                                                            Due January 29, ___


                                 KELLOGG COMPANY
             U.S. $500,000,000 6 5/8% NOTES DUE JANUARY 29, 2004


      Unless the Note to which this Coupon appertains has been called for previous redemption and payment thereof duly provided for, Kellogg Company, a Delaware corporation (the "Company," which term shall include any successor corporation), on the date set forth hereon, will pay to bearer (subject to the Terms and Conditions (the "Conditions") of the Notes, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to the Note), upon surrender hereof at the offices of the Paying Agents set forth on the reverse hereof (and/or any other Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the holders of the Notes) the sum of __________________ UNITED STATES DOLLARS (U.S. $_______).

      Under the Conditions, the Note may, in certain circumstances, become due and payable before the maturity date of this Coupon. In any such event, this Coupon shall become void and no payment shall be made in respect thereof.


                                      Kellogg Company



                                      By:______________________________________

      Name:
                                          Title:

                               [REVERSE OF COUPON]

                                  PAYING AGENTS

CITIBANK, N.A.                           CITIBANK (LUXEMBOURG) S.A.                     CITIBANK, N.A.
 336 Strand                                    P.O. Box 1373                            BRUSSELS BRANCH
London WC2R 1HB                    58 Boulevard Grande-Duchesse Charlotte               Boulevard General
                                                L-1330 Luxembourg                         Jacques, 263g
                                                                                         B-1050 Brussels



                                Exhibit B, Page 4

                                                                      EXHIBIT C

                        TERMS AND CONDITIONS OF THE NOTES

      The U.S. $500,000,000 6 5/8% Notes due January 29, 2004 (the "Notes") have been issued under a Fiscal Agency Agreement, dated as of January 29, 1997 (the "Fiscal Agency Agreement"), between Kellogg Company (the "Company"), Citibank, N.A., as fiscal agent (the "Fiscal Agent," which expression shall include any successor as fiscal agent under the terms of the Fiscal Agency Agreement), and the paying agents named therein (such paying agents, the Fiscal Agent, in its capacity as principal paying agent, and any successor or additional paying agents appointed pursuant to the Fiscal Agency Agreement are referred to collectively herein as the "Paying Agents"). Certain statements herein are a summary of, and are subject to the detailed provisions of, the Fiscal Agency Agreement. The Fiscal Agency Agreement contains provisions which are expressed to be for the benefit of the holders of the Notes (the "Noteholders") and of the coupons attached thereto (the "Couponholders") and such provisions shall be deemed to be incorporated in these Conditions. Copies of the Fiscal Agency Agreement are available for inspection at the offices of the Fiscal Agent and the Paying Agents specified on Schedule I hereto (or, in the case of any successor Fiscal Agent or Paying Agent, identified in the notification to Noteholders of the appointment of such successor in accordance with Section 11 of the Conditions). The Noteholders and the Couponholders will be deemed to have notice of and be bound by all the provisions contained in the Fiscal Agency Agreement.

      Section 1.  Delivery, Form and Denomination.

      The Notes will initially be represented by a single temporary global note (the "Temporary Global Note"), without interest coupons (the "Coupons"), which will be deposited with Citibank, N.A, as common depositary (the "Common Depositary") for Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of the Euroclear System ("Euroclear"), and Cedel Bank, S.A. ("Cedel Bank"). The beneficial interests in the Temporary Global Note will be exchangeable for definitive Notes, with Coupons, upon and to the extent that the certification requirements set forth in the Fiscal Agency Agreement have been complied with. Certain details as to procedures and prerequisites for owners of beneficial interests in the Temporary Global Note to exchange such interests for definitive Notes are set forth in the Temporary Global Note and the Fiscal Agency Agreement. Any definitive Notes issued in exchange for such interests will be in bearer form only in denominations of U.S. $1,000, U.S. $10,000 and U.S. $100,000 with Coupons attached thereto, and title to such definitive Notes and Coupons will pass upon delivery.

      Each definitive Note and Coupon will carry substantially the following legend:

      "This obligation has not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in contravention of that Act. Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

      Section 2.  Status.

      The Notes constitute direct, unconditional and unsecured obligations of the Company and will at all times rank equally among themselves and equally (subject to such obligations as are mandatorily preferred by law) with all other present and future unsecured and unsubordinated obligations of the Company. Neither the Fiscal Agency Agreement nor the Notes limit other indebtedness or securities which may be incurred or issued by the Company. The Fiscal Agency Agreement and the Notes contain only the financial or similar restrictions on the Company set forth below in these Conditions. The Company may, without the consent of the holders of the Notes and Coupons, issue from time to time additional Notes under the Fiscal Agency Agreement which will be treated as a single series with the Notes.

         Section 3.  Limitations upon Liens.




                                Exhibit C, Page 1

                  (a) The Company will not, nor will it permit any Restricted Subsidiary (as defined below) to issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Section 3 called "Debt"), secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter in this Section 3 called "mortgage" or "mortgages") upon any Principal Property (as defined below) of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are owned at the date of the Fiscal Agency Agreement or thereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such debt that the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

                  (i) mortgages on property, shares of stock or indebtedness (hereinafter in this Section 3 called "property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                  (ii) mortgages on property existing at the time of acquisition of the affected property by the Company or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located which in the opinion of the Board of Directors (or duly authorized committee thereof) was prior to such construction or improvement, substantially unimproved for the use intended by the Company or such Restricted Subsidiary;

                  (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or to another Restricted Subsidiary;

                  (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided, however, that any such mortgages do not attach to or affect property theretofore owned by the Company or such Restricted Subsidiary;

                  (v) mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

                  (vi) mortgages existing at the date of the Fiscal Agency Agreement;

                  (vii) landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business;




                                Exhibit C, Page 2

                  (viii) mortgages on property of the Company or a Restricted Subsidiary to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such mortgages if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

                  (ix) mortgages arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States of America or any state thereof;

                  (x) mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

                  (xi) any mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                  (xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

                  (xiii) mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

                  (xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (xiii), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement mortgage shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

         (b) Notwithstanding the foregoing provisions of this Section 3, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (xiv) above), does not at the time exceed 10% of Consolidated Net Tangible Assets (as defined below), as shown on the latest quarterly consolidated financial statements of the Company preceding the date of determination.

         (c) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary (whether such Principal Property is owned at the date of the Fiscal Agency Agreement or thereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Sections 3(a) or (b), to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without



                                Exhibit C, Page 3
equally and ratably securing the Notes; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Section 3 to be Debt subject to the provisions of Section 3; or (b) the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Company or any Restricted Subsidiary (other than Debt owned by the Company or any Restricted Subsidiary and other than Debt of the Company which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

         (d)      For purposes of this Section 3,

         "Attributable Debt" means the present value (discounted at the actual percentage rate inherent in a Sale and Lease-Back Transaction (as defined below), as determined in good faith by the Company, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Any determination of any actual percentage rate inherent in any such Sale and Lease-Back Transaction made in good faith by the Company shall be binding and conclusive.

         "Consolidated Net Tangible Assets" means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom
(a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the latest quarterly consolidated balance sheet of the Company contained in the Company's then most recent annual report to stockholders or quarterly report filed with the United States Securities and Exchange Commission, as the case may be, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet.

         "Principal Property" means any manufacturing plant or facility which is located within the continental United States of America and is owned by the Company or any Restricted Subsidiary, except any such plant or facility which the Board of Directors (or a duly authorized committee thereof) of the Company by resolution declares from time to time is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and facilities as to which such a declaration has been made, are so declared from time to time by the Board of Directors (or duly authorized committee thereof) of the Company to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

         "Restricted Subsidiary" means any Subsidiary (a) substantially all of the property of which is located within the continental United States, (b) which owns a Principal Property, and (c) in which the Company's investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Company preceding the date of determination, is in excess of 1% of the total consolidated assets of the Company as shown on such quarterly consolidated financial statements; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the Company's operation outside the continental United States of America.

         "Subsidiary" means any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a



                                Exhibit C, Page 4
majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         Section 4.  Company May Consolidate, etc., Only on Certain Terms.

         (a) The Company will not merge into or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, unless either (A) the Company shall be the surviving corporation in the case of a merger or (B) (I) the surviving, resulting or transferee corporation shall expressly assume the due and punctual payment (including Additional Amounts, if any) of all the Notes according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Notes, the Coupons and Fiscal Agency Agreement in respect of the Notes, by supplemental agreement reasonably satisfactory to the Fiscal Agent, (II) such successor corporation shall agree to indemnify and hold harmless the holder of each Note or Coupon against (y) any tax, assessment or governmental charge imposed on such holder by a jurisdiction other than the United States of America or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, any payment of principal of or interest on such Note (including Additional Amounts, if any, in respect thereof) and which would have been so imposed and withheld had such merger, consolidation, sale or conveyance not been made and (z) any tax, assessment or governmental charge imposed on or relating to such merger, consolidation, sale or conveyance, (III) immediately after such merger, consolidation, sale or conveyance, the Notes will not be subject to United States Federal estate tax as a result thereof, if held by a person who at the time of death is not a citizen or resident of the United States of America unless such successor corporation shall have agreed, by supplemental agreement, to indemnify the persons liable therefor for the amount of United States Federal estate tax attributable to and paid in respect of any Notes includable in the gross estate of a person who at the time of death is not a citizen or resident of the United States of America and (IV) the Fiscal Agent shall have received the documentation required in the context by the Fiscal Agency Agreement. In calculating the amount of tax attributable to any Notes for purposes of sub-clause (III) above in accordance with the provisions of the United States Internal Revenue Code of 1986, the gross estate of the decedent shall be deemed to include only Notes issued under the Fiscal Agency Agreement.

         (b) Upon any merger, consolidation, sale or conveyance as provided in
Section 4(a), the successor corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Company under the Notes, the Coupons and the Fiscal Agency Agreement in respect of the Notes, with the same effect as if such successor corporation had been named as the Company therein and herein and the Company shall be released from its liability as obligor under the Notes, the Coupons and the Fiscal Agency Agreement in respect of the Notes.

         Section 5.  Interest.

         (a) Period of Accrual of Interest. The Notes will bear interest from January 29, 1997 (the "Issue Date"). Interest on each Note will cease to accrue from the due date for the principal thereof unless (i) the maturity of Notes has been accelerated pursuant to Section 9 of the Conditions and/or (ii) upon due presentation of the Note, the payment of principal is improperly withheld or refused. In either such event, the affected Notes will continue to bear interest at the rate of 6-5/8% per annum, after as well as before judgment, until such Notes shall be paid in full or until the seventh day following the date on which notice is given to the affected Noteholders to the effect that funds for the payment of principal in respect of all outstanding Notes have been received by the Fiscal Agent and are available for collection (provided that sufficient funds have actually been received and are available for such purpose), whichever is the earlier.

         (b) Interest Payment Dates and Interest Periods. Interest on the Notes is payable in arrears on January 29 of each year (commencing with January 29, 1998) or, if any such day is not a Business Day (as defined below), the immediately following day which is a Business Day. Every day on which interest on the Notes is payable is herein called an "Interest Payment Date." If any Interest Payment Date would otherwise be a day which is not a



                                Exhibit C, Page 5

Business Day, the Interest Payment Date shall be postponed to the next day which is a Business Day and no additional interest shall be payable on account of such delayed payment. As used in this Condition, "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in New York City and the relevant place of payment.

         (c) Coupons. Interest due on each Interest Payment Date will be paid against presentation and surrender of the appropriate Coupons attached to the Notes on issue as they severally mature, in accordance with Section 7 of the Conditions.

         (d) Rate of Interest. The rate at which interest shall accrue from time to time in respect of the Notes will be 6-5/8% per annum. In the event that interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and in the case of an incomplete month the actual number of days elapsed.

         Section 6.  Redemption.

         (a) Final Redemption. Except as provided below, the Notes may not be redeemed prior to maturity. Unless previously redeemed or repurchased and cancelled, the Notes will be payable at par on January 29, 2004 or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the Notes; provided that if the maturity date of the Notes is not a Business Day, the Notes will be payable at their principal amount on the next succeeding Business Day (and no interest shall accrue for the period from January 29, 2004 to such payment date).

         (b) Redemption for Taxation Reasons. The Company may, at its option, redeem the Notes, as a whole but not in part, upon not more than 60 nor less than 30 days' notice at 100% of their principal amount, together with interest accrued to the date fixed for redemption, if (i) at any time the Company becomes or would become obligated to pay to the holder of any Note or Coupon Additional Amounts under Section 8 of the Conditions or (ii) on or after January 24, 1997 any action or further action shall have been taken by any taxing authority, or any action shall have been brought in a court of competent jurisdiction, of the United States of America or any political subdivision or taxing authority thereof or therein, whether or not such action was taken or brought with respect to the Company or any affiliate thereof, or any change, amendment, application, interpretation or execution shall have been officially proposed which, in any such case in the written opinion of independent counsel reasonably acceptable to the Company, will result in the Company becoming obligated to pay Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Notes, as a whole but not in part, upon not more than 60 nor less than 30 days' notice of 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Notes then due. Prior to the giving of notice of redemption of the Notes pursuant to this paragraph, the Company will deliver to the Fiscal Agent (i) a certificate setting forth a statement of facts showing that the conditions precedent to the right to effect such redemption have occurred and (ii) a copy of such opinion of independent counsel.

         Except as set forth in the immediately succeeding paragraph, the Company shall redeem the Notes, as a whole but not in part, upon not more than 60 nor less than 30 days' notice, at 100% of their principal amount, together with interest accrued to the date fixed for redemption, after determining, based on a written opinion of independent counsel reasonably acceptable to the Company, that any certification, identification or information reporting requirements of United States law or regulation with regard to the nationality, residence or identity (as distinguished from status as a United States Alien (as defined below)) of a beneficial owner who is a United States Alien of a Note or a Coupon thereto would be applicable to a payment of principal of or interest on a Note or a Coupon appertaining thereto made outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") by the Company or a Paying Agent as agent for the Company and not as agent for the beneficial owner (other than a



                                Exhibit C, Page 6
requirement (i) that would not be applicable to a payment made directly to the beneficial owner, (ii) that would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or (iii) that could be satisfied by a holder who is not the beneficial owner thereof or any custodian, nominee or other agent certifying that the beneficial owner is a United States Alien; provided, however, in each case referred to in clause (ii) and (iii) above, that payment by a custodian, nominee or agent (who is not under present law subject to information reporting requirements) to the beneficial owner is not otherwise subject to any requirement referred to in this sentence). The Company shall notify the Fiscal Agent of such determination as soon as practicable, stating in the notice the effective date of such certification, identification or information reporting requirements and the dates within which the redemption by the Company shall occur, and the Fiscal Agent shall give prompt notice thereof in accordance with Section 11 of the Conditions. Such redemption of the Notes must take place on a date specified by the Company, such date to be not later than one year after the publication of the initial notice of the Company's determination of such certification, identification or information reporting requirements. The Company shall not so redeem the Notes, however, if the Company, based on a written opinion of independent counsel reasonably acceptable to the Company, shall determine, not less than 30 days prior to the date fixed for redemption or purchase, as the case may be, that no payment in respect of the Notes would be subject to any requirement described above, in which case the Company shall notify the Fiscal Agent, which shall give prompt notice of that determination in accordance with Section 11 of the Conditions, and any earlier redemption notice under this paragraph shall be revoked and of no further effect.

         Notwithstanding the immediately preceding paragraph, if and so long as the certification, identification or information reporting requirements referred to therein would be fully satisfied with respect to the Notes by payment of United States withholding, backup withholding or a similar tax, the Company may elect, prior to the giving of notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the immediately preceding paragraph. In that event, the Company will pay such Additional Amounts as are necessary in order that, following the effect the date of such requirements, every net payment made outside the United States by the Company or a Paying Agent of the principal of and interest on a Note or a Coupon appertaining thereto to a holder who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from status as a United States Alien) of the beneficial owner be disclosed to the Company, any Paying Agent or any United States governmental authority), after deduction for United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the fourth parenthetical clause of the first sentence of such immediately preceding paragraph) but before deduction or withholding on account of tax, assessment or other governmental charge described in (a), (b), (c), (d), (e), (f), (g) or (h) of Section 8 of the Conditions, will not be less than the amount provided in the Note or the Coupon to be then due and payable. If the Company elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Company may subsequently redeem the Notes, at any time, as a whole but not in part, upon not more than 60 nor less than 30 days' notice, at 100% of their principal amount, plus accrued interest to the date fixed for redemption (without reduction for applicable withholding taxes).

         Notice of its election or obligation to redeem Notes pursuant to this clause (b) shall be given to holders of Notes by the Company by publication at least twice in the manner required by Section 11 of the Conditions, the first such publication and such mailing to be not more than 60 days nor less than 30 days prior to the date fixed for redemption.

         (c) Requirements as to Notices of Redemption by Company. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Note shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall specify the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed, together with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest on the Notes so to be redeemed will cease to accrue. Such notice shall also state that the conditions precedent to such redemption have occurred and state the amount of Notes to be redeemed or purchased.




                                Exhibit C, Page 7

         (d) Cancellation. All Notes redeemed pursuant to this Section 6 of the Conditions will be forthwith cancelled (together with all unmatured Coupons appertaining thereto) and may not be reissued or resold.

         Section 7.  Payments.

         Payments of principal and interest will be, made against surrender of the Notes or Coupons, as the case may be, at the offices of any of the Paying Agents specified in the preamble to these Conditions, subject in each case to any applicable laws or regulations. Such payments will be made, at the option of the holder, by a United States dollar check, or by a transfer to a United States dollar account maintained by the payee with a bank outside the United States. No payment on any Note or Coupon will be made at any office of the Fiscal Agent or any other Paying Agents maintained by the Company in the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States.

         The Company has initially appointed the Paying Agents specified on
Schedule I hereto. The Company agrees that, so long as any of the Notes are outstanding, it will maintain a paying agent outside the United States, and so long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, it will maintain a paying agent in Luxembourg, for payments with respect to definitive Notes and the Coupons appertaining thereto and where the definitive Notes may be presented or surrendered for exchange and where notices and demands to or upon the Company in respect of the Notes, the Coupons and the Fiscal Agency Agreement may be served. The Company may with the approval of the Fiscal Agent change any of Paying Agents or their specified offices. Notice of any change in the Paying Agents or in their specified offices will be given to the Noteholders in accordance with the provisions of Section 11 of the Conditions.

         Except as ordered by a court of competent jurisdiction or as required by law, the Paying Agents, the Fiscal Agent and the Company shall be entitled, notwithstanding any notice to the contrary, to treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment when due in full or in part and for all other purposes and shall not be required to obtain any proof thereof or as to the identity of the bearer.

         In the case of the redemption of any Note prior to maturity, the Note shall be presented for payment together with all unmatured Coupons appertaining to that Note; failing presentation of all such Coupons, the payment of principal will only be made against the Noteholder giving such indemnity and providing such other documents in respect of the missing unmatured Coupons as the Company may require. In the case of any such redemption, the unmatured Coupons (if any) appertaining thereto shall become void and no payment shall be due in respect thereof.

         If the due date for redemption of any Note is not an Interest Payment Date, the interest accrued from the preceding Interest Payment Date (or from the Issue Date, as the case may be) shall be payable only against surrender of the relevant Note.

         All monies paid by the Company to the Fiscal Agent for payment of the principal of or interest on any Note and remaining unclaimed for two years after such payment has been made shall be repaid to the Company, and to the extent permitted by law, the holder of such Note thereafter may look only to the Company for payment as a general unsecured creditor thereof. Subject to applicable laws and regulations, any payment that will be made by the Company under this paragraph with respect to Notes will be made outside the United States.

         Section 8.  Payment of Additional Amounts.

         The Company will pay as additional interest on the Notes or Coupons to the holder of any Note or Coupon who is a United States Alien (as defined below) such Additional Amounts as may be necessary in order that every net payment by the Company or any Paying Agent of the principal of or interest on such Note or Coupons (including upon redemption), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or



                                Exhibit C, Page 8
taxing authority thereof or therein, will not be less than the amount provided for in such Note or in such Coupon to be then due and payable before any such tax, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

                  (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having a power over, such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder to comply with any requirement under United States income tax laws or regulations to establish entitlement to exemption from such tax, assessment or other governmental charge, (iii) such holder's present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax, or (iv) payment being made in the United States;

                  (b) any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended, or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

                  (c) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note or Coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later;

                  (d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

                  (e) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on such Note or Coupon;

                  (f) any tax, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of such Note or Coupon, or a portion of either, or that is a foreign partnership, but only to the extent that a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

                  (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Note or Coupon, if such payment can be made without such withholding by any other Paying Agent; or

                  (h) any combination of items (a), (b), (c), (d), (e), (f) and
         (g).

         For purposes of the foregoing, the holding of or the receipt of any payment with respect to a Note shall not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or



                                Exhibit C, Page 9
a person having a power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the United States.

         The term "United States Alien," as used herein, means any corporation, partnership, individual or fiduciary that, as to the United States, is (i) a foreign corporation, (ii) a nonresident alien individual, (iii) a nonresident alien fiduciary of a foreign estate or trust, (iv) a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

         Section 9.  Events of Default.

                  The happening of one or more of the following events shall constitute an Event of Default:

                  (a) default in any payment of the principal of any Note as and when the same shall become due and payable (whether at maturity, upon redemption, or otherwise); or

                  (b) default in any payment of any installment of interest or any required payment of any Additional Amount pursuant to Section 8 hereof on any of the Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

                  (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on its part in the Notes or in the Fiscal Agency Agreement in respect of the Notes for a period of 90 days after the date on which written notice of such failure requiring the Company to remedy the same shall have been given to the Company by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; or

                  (d) the Company shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; or the Company shall commence any proceeding relating to the Company or any substantial portion of the property of the Company under any insolvency, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether in effect at the date of the Fiscal Agency Agreement or thereafter created (hereinafter in this subsection (d) called "Proceeding"); or if there shall be commenced against the Company any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company shall be appointed and shall not be discharged within a period of 60 days; or the Company by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; provided that a resolution or order for winding-up the Company with a view to its merger or consolidation with another company or the sale or conveyance of all or substantially all of its assets to such other company as provided in Section 6 shall not make the rights and remedies herein enforceable under this clause (d) if such last-mentioned company shall, as a part of such merger, consolidation, sale or conveyance, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 4.

         If an Event of Default described in clauses (a), (b) or (d) shall occur and be continuing, any holder of a Note may declare the principal of such Note and the interest accrued thereon to be due and payable immediately by written notice to the Company and the Fiscal Agent at its principal corporate trust office in New York City, and unless such default shall have been cured by the Company prior to receipt of such written notice, the principal of such Note and the interest thereon shall become and be immediately due and payable. In an Event of Default described in clauses



                               Exhibit C, Page 10

(a), (b), (c) or (d) shall occur and be continuing, the holders of not less than 25% in principal amount of the Notes may declare the principal of the Notes and the interest accrued thereon to be due and payable immediately by written notice to the Company and the Fiscal Agent at its principal corporate trust office in London, and unless all such defaults shall have been cured by the Company prior to receipt of such written notice, the principal of the Notes and the interest accrued thereon shall become and be immediately due and payable. Any Event of Default may be waived by the holders of a majority in aggregate principal amount of the Notes except a default in payment declared by a particular holder pursuant to clause (a) or (b).

         Section 10.  Replacement of Notes and Coupons.

         If any Note (including the Coupons appertaining to any Notes) is mutilated, defaced, apparently destroyed, lost or stolen, the Company in its discretion may execute and, upon the written request of the Company, the Fiscal Agent will replace such Note (in such capacity, the "Replacement Agent") by issuing a new Note upon the surrender of such mutilated or defaced Note or delivery of satisfactory evidence of the destruction, loss or theft thereof to the Replacement Agent. In the case of any such Note, indemnity and other documents satisfactory to the Fiscal Agent and the Company may be required of the holders of such Note before a replacement Note will be issued. All expenses associated with obtaining such indemnity and in issuing the new Note shall be borne by the holder of the mutilated, defaced, apparently destroyed, lost or stolen Note. No such replacement Note or Coupon shall be delivered in the United States.

         Section 11.  Notices.

         All notices to the holders of interests in the Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires, in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if publication in London or Luxembourg is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the Noteholders in accordance with this paragraph.

         Until such time as any definitive Notes are issued, there may, so long as the Temporary Global Note is held in its entirety on behalf of Euroclear and Cedel Bank, be substituted for such publication in London, the delivery of the relevant notice to Euroclear and Cedel Bank for communication by them to the persons shown in their records as having interest in the Temporary Global Note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to Euroclear and Cedel Bank; provided, that the foregoing shall not relieve the Company of its obligation to publish any notices in a newspaper of general circulation in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires such publication.

         Section 12.  Meetings of the Noteholders, Modification and Waiver.

         (a) Modifications and amendments to the Fiscal Agency Agreement with respect to the Notes or to these Conditions, insofar as such modifications or amendments affect the rights, powers, duties or obligations of the holders of Notes, may be made, and future compliance with or past default by the Company under any of the provisions hereof or thereof may be waived, by the holders of the Notes, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, or of such lesser percentage as may act at a meeting of holders of Notes held in accordance with the provisions set forth herein, to be held at such time and at such place as the Company shall determine; provided that no such modification, amendment or waiver may, without the consent of the holder of each such Note affected thereby, (i) waive a default in the payment of the principal of or interest on any such Note, or change the stated maturity of the principal of or any instalment of interest on any such Note; (ii)



                               Exhibit C, Page 11
reduce the principal amount of or the rate of interest on any such Note or change the obligation of the Company to pay any Additional Amounts pursuant to
Section 8 hereof; (iii) change the currency of payment of principal of or interest on any such Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (v) reduce the percentage of aggregate principal amount of Notes outstanding necessary to modify or amend the Fiscal Agency Agreement or these Conditions or reduce the percentage of votes required for the adoption of any action at a meeting of the holders of Note; or (vi) modify the obligation of the Company to maintain an office or agency outside the United States for the purposes specified in the Fiscal Agency Agreement. Any modifications, amendments or waivers to the Fiscal Agency Agreement or to these Conditions will be conclusive and binding on all holders of the Notes, whether or not they have given such consent or were present at such meeting, and on all holders of coupons, whether or not notation of such modifications, amendments or waivers is made upon the Notes or Coupons, and on all future holders of Notes and Coupons. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

         (b) Notice of any meeting of holders of Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 11 of these Conditions at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of holders of Notes, a person shall be (i) a holder of one or more Notes, including a beneficial owner of an interest in the Temporary Global Note with respect to the Notes, or (ii) a person appointed by an instrument in writing as proxy by the holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of holders of Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

         (c) The persons entitled to vote a majority in principal amount of Notes at the time outstanding shall constitute a quorum at a meeting convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote 25% in principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum.

         (d) At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed and decided if passed and/or decided by the persons entitled to vote the lesser of (i) a majority in principal amount of the Notes then outstanding and
(ii) 75% in principal amount of the Notes represented and voting at the meeting. Any holder of Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such holder of Notes shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with this Section shall be binding on all the holders of Notes whether or not present or represented at the meeting.

         (e) The holding of Notes shall be proved by the production of such Notes or by a certificate, satisfactory to the Company, executed by any bank, banker, trust company or recognized securities dealer, wherever situated, satisfactory to the Company. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified serial number was deposited with or exhibited to such bank, banker, trust company or recognized



                               Exhibit C, Page 12
securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person or
(iii) the Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company.

         (f) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting. At any meeting, each holder of Notes or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of Notes or proxy. Any meeting of holders of Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         (g) The vote upon any resolution submitted to any meeting of holder of Notes shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make a file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other duplicate to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         (h) Notwithstanding anything to the contrary contained in Section 12(a) above, the Notes (including the Conditions) and the Fiscal Agency Agreement may be amended by the Company and the Fiscal Agent without the consent of any Noteholders or Couponholders, for the purpose of (i) adding to the covenants of the Company for the benefit of the holders of Notes or Coupons, (ii) surrendering any right or power conferred upon the Company, (iii) permitting payment of principal and interest on Notes or Coupons in the United States to the extent then permitted under applicable regulations of the United States Treasury Department and provided no adverse tax consequences would result to the Noteholders or Couponholders, as the case may be, (iv) evidencing the succession of a corporation or other person to the Company and the assumption by such successor of the covenants and obligations of the Company in the Notes (including the Conditions) and the Fiscal Agency Agreement or (v) correcting or supplementing any provision contained herein or therein.

         Section 13.  No Waiver; Remedies Cumulative.

         No failure to exercise, and no delay in exercising, on the part of the holder of any Note, any right with respect thereto shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights pursuant to the terms of the Notes shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.




                               Exhibit C, Page 13

         Section 14.  Governing Law.

         (a) This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

         (b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of the New York State or United States Federal court sitting in the City and County of New York over any suit, action or proceeding arising out of or relating to the Fiscal Agency Agreement or any Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court the jurisdiction of which the Company is subject to by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law.

         (c) As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in The City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to the Fiscal Agency Agreement or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 1633 Broadway, New York, New York 10019 (or at such other address or, at the office of such other authorized agent, as the Company may designate by written notice to the Fiscal Agent), with a copy to the Company at the address for notices set forth on the signature page of the Fiscal Agency Agreement; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

         Section 15.  Warranties of the Company.

         Subject to authentication of the Note to which these Conditions are attached by the Fiscal Agent, the Company hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of such Note and the Coupons (if any) appertaining thereto and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, have been done and performed and have happened in accordance with all applicable laws.



                               Exhibit C, Page 14

                                                                      EXHIBIT D

          [FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CEDEL BANK]

                                   CERTIFICATE

                                 KELLOGG COMPANY

             U.S. $500,000,000 6 5/8% Notes Due January 29, 2004

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, U.S. $______ principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate or (for taxable years beginning before January 1, 1997) trust the income of which is subject to United States Federal income taxation regardless of its source or, for taxable years beginning after 1996 (and for certain other electing trusts), a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have the authority to control all substantial trust decisions ("United States persons"),
(ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations
Section 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution or person has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163- 5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as the date hereof.

         We understand that this certification is required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:_________________, ____ 1/       Yours faithfully,

                                By______________________________
                                [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                BRUSSELS OFFICE, as Operator of the Euroclear Clearance System] [Cedel Bank S.A.]


_____________________
1/ To be dated no earlier than the Restricted Period Expiration Date.



                                Exhibit D, Page 1

                                                                     EXHIBIT E

             [FORM OF CERTIFICATE TO BE GIVEN BY BENEFICIAL OWNERS]

                                   CERTIFICATE

                                 KELLOGG COMPANY

             U.S. $500,000,000 6 5/8% Notes Due January 29, 2004

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned notes held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate or (for taxable years beginning before January 1, 1997) trust the income of which is subject to United States Federal income taxation regardless of its source or, for taxable years beginning after 1996 (and for certain other electing trusts), a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have the authority to control all substantial trust decisions ("United States persons"),
(ii) are owned by United States person(s) that are (a) foreign branches of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution or person hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and the Northern Mariana Islands.

         We undertake to advise you immediately by telex if the above statement as to beneficial ownership is not correct at any time within the first fifteen days following the date of this Certificate as to any of the Notes then appearing in your books as being held for our account.

         [This certificate excepts and does not relate to U.S. $________ principal amount of the Notes appearing in your books as being held for our account but which we have sold or as to which we are not yet able to certify. We understand that no payments may be made with respect to such excepted portion and no exchange and delivery of definitive Notes for such excepted portion may take place until we are able so to certify.]





                                Exhibit E, Page 1

         We understand that this certification is required in connection with certain tax laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:  ____________________, ____ 1/       __________________________________
                                                     Account Holder






















































______________________
    1/ Certification must be dated on or after the 15th day before the date of the Euroclear or Cedel certificate to which this certification relates.




                                Exhibit E, Page 2